Exhibit 10.1



                                                 Name of Purchaser:  WQN, Inc.

                                               Capital Commitment:  $5,600,000


                              PARK AVE. ASSOC. LLC

                         SECURITIES PURCHASE AGREEMENT


Park Ave. Assoc. LLC
714 North Main St.
Manahawkin, NJ  08050

Ladies and Gentlemen:


         The undersigned (the "Purchaser") hereby irrevocably subscribes for a 51% Interest in Park Ave. Assoc. LLC, a Delaware limited liability company (the "Company"), and agrees to contribute the amount of Capital Commitment set forth at the top of this page to the capital of the Company, in cash. Such Capital Commitment shall be payable in immediately available funds in accordance with the terms of the Company's Operating Agreement dated as of October 31, 2005, by and among the Company and the Members listed on Schedule A thereto. Upon execution of this Securities Purchase Agreement and the Operating Agreement, the Purchaser will become a Member of the Company and a party to the Operating Agreement, the Interest shall have the rights and preferences set forth in the Operating Agreement, and the Purchaser and the Interest will be bound by the terms of the Operating Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Operating Agreement.

         1. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants, and acknowledges to, and covenants and agrees with, the Company and its Members, as follows:

                  (a) The Purchaser is an "accredited investor" as defined in Regulation D of the Securities Act.

                  (b) The Purchaser is acquiring its Interest for its own account for investment purposes only and does not have any contract, undertaking or arrangement with any Person to sell, transfer or grant a participation with respect to any of its Interest.

                  (c) The Purchaser is not acquiring its Interest with a view toward distribution thereof and will not, nor will it cause any Person to, offer, sell, transfer, pledge or otherwise dispose of (collectively, "transfer") any portion of such Interest unless such transfer is made in compliance with the provisions of the Operating Agreement and applicable law. The Purchaser acknowledges that transfers of its Interest are further restricted by the Operating Agreement.

                  (d) The Purchaser is a sophisticated investor who has sufficient business and financial knowledge and experience to evaluate the merits and risks of the prospective investment.

                  (e) The Purchaser recognizes that there is not now any public market for the Interests of the Company nor is such a market likely to develop. Accordingly, it may not be possible for the Purchaser readily to liquidate the Purchaser's investment in the Company. The Purchaser has the ability to bear the economic risk of this investment and, at the present time and in the foreseeable future, can afford a complete loss of its investment in the Interest.

                  (f) The Purchaser and/or the Purchaser's advisors have had the opportunity to ask questions of, and receive answers from, the Company concerning the terms of an investment in the Company. All such questions have been answered to the full satisfaction of the Purchaser. The Purchaser confirms that all requested documents pertaining to the Purchaser's investment in the Company have been made available to the Purchaser and/or its representatives. In formulating a decision to invest in the Company, the Purchaser has not relied or acted on the basis of any representations or other information (whether oral or written) purported to be given on behalf of the Company or any of its members except as set forth in the Operating Agreement and this Securities Purchase Agreement (it being understood that no Person has been authorized by the Company or any of its members to furnish any such representations or other information). Nothing in this Section 1(h) shall limit or modify the representations and warranties of the Company in Section 2 of this Securities Purchase Agreement or the Purchaser's right to rely thereon.

                  (g) The Purchaser is not relying on the Company, its Members or any other Person with respect to the legal, tax and other economic considerations of the Purchaser relating to the investment in the Interests. In regard to such considerations, the Purchaser has relied on the advice of, or has consulted with, only the Purchaser's advisors.

                  (h) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and the execution, delivery and performance by it of this Securities Purchase Agreement and the Operating Agreement, and its becoming a Member in and making its Capital Contribution to the Company, are within its powers, have been duly authorized by all necessary corporate or other action on its behalf, require no action by or in respect of, or filing with, any governmental body, agency or official, and do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any provision of any charter, by-laws, indenture, mortgage, deed of trust, credit, note or evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate, regulation, law, order, writ, injunction, order or decree to which the Purchaser is subject; the Purchaser is authorized and qualified to become a Member in, and authorized to make its Capital Contributions to, the Company and otherwise to comply with its obligations under this Securities Purchase Agreement and the Operating Agreement; the person signing this Securities Purchase Agreement on behalf of the Purchaser has been duly authorized to do so; and this Securities Purchase Agreement has been duly executed and delivered on behalf of the Purchaser and constitutes the valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms. When the Operating Agreement has been executed and delivered by the Purchaser, the Operating Agreement will be the legal, valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms.

         2. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

                  (a) The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. The Purchaser's Interest, when issued in accordance with the terms of the Operating Agreement will be validly issued, fully paid and non-assessable and not subject to any adverse claim.

                  (b) The Company is newly-formed as of August 19, 2005 for the purposes set forth in Section 2.1 of the Operating Agreement and has not conducted any business or incurred any material liabilities or obligations except those in connection with such purposes.

                  (c) The Members of the Company as of the date of the Operating Agreement are as set forth on Schedule A thereto. As of the date of the Operating Agreement, and except as set forth therein, there are no outstanding options, warrants, preemptive rights, subscription rights, convertible securities or other agreements or plans under which the Company is or may become obligated to issue, sell or transfer any securities of the Company.

                  (d) This Securities Purchase Agreement is, and, when executed and delivered, the Operating Agreement will be, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms.

                  (e) The execution and delivery of this Securities Purchase Agreement and of the Operating Agreement will not (with or without notice or passage of time or both) (a) result in a default, give rise to any right of termination, cancellation or acceleration, or require any consent or approval, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, loan, factoring arrangement, license, agreement, lease or other instrument or obligation to which the Company is a party or by which it or any of its assets may be bound, or (b) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to the Company or any of its assets.

                  (f) The Company has not granted and is not a party to any agreement which is inconsistent with or conflicts with the provisions of this Securities Purchase Agreement or of the Operating Agreement, and the Company shall not become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions thereof.

                  (g) Neither the Company nor anyone acting on its behalf has offered any of the Interests of the Company or any similar security for sale to or otherwise approached or negotiated in respect of such offer in a manner constituting a general solicitation. Subject in part to the truth and accuracy of the Purchaser's representations and warranties set forth in Section 1 of this Securities Purchase Agreement, the offer, sale and issuance of the Interest to the Purchaser pursuant to the terms of this Securities Purchase Agreement are exempt from the registration requirements of the Securities Act. Neither the Company nor anyone on its behalf has taken or will take any action that would subject the issuance or sale of any of the Company's securities to the registration requirements of Section 5 of the Securities Act. The Interests of the Company will be issued in compliance with all state securities laws.

                  (h) The Company has fully provided the Purchaser with all the information the Purchaser has requested for deciding whether to purchase the Interest and all information that the Company believes is necessary to enable the Purchaser to make such decision. Neither this Securities Purchase Agreement, the Operating Agreement or any other documents, certificates or other written items prepared by the Company or its representatives with respect to the transactions contemplated hereby contains an untrue statement of a material fact relating to the Company or its business, operations, properties, prospects, assets or conditions (financial or otherwise) or omits such a material fact necessary to make the statements contained therein, in light of the circumstances in which they made not misleading (excluding therefrom reports and studies prepared by third parties and relied upon by the Company or its representatives in preparing such written items; provided that the Company does not know of and has no reason to believe there are any untrue statements of a material or any omissions in such third party reports or studies). There is no fact which the Company has not disclosed to the Purchaser in writing of which the Company is aware that has had or would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, subscriber or advertiser relations or business prospects of the Company.

         3. Modification. Neither this Securities Purchase Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the Company and the Purchaser.

         4. Waiver. Failure of the Company to exercise any right or remedy under this Securities Purchase Agreement or any other agreement between the Company and the Purchaser or delay by the Company in exercising such right or remedy, will not operate as a waiver thereof. No waiver by the Company will be effective unless and until it is in writing and signed by the Company.

         5. Counterparts. This Securities Purchase Agreement may be executed in multiple counterparts copies, each of which shall be considered an original and all of which constitute one and the same instrument binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

         6. Successors. This Securities Purchase Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns hereunder and under the Operating Agreement.

         7. Entire Agreement. This Securities Purchase Agreement and the Operating Agreement contain the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersede all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         8. Applicable Law. This Securities Purchase Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to its conflict of laws rules and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         9. Survival. The representations, warranties, covenants and agreements herein shall survive the formation and dissolution of the Company.

         10. Notices. All notices given pursuant to this Securities Purchase Agreement shall be deemed given if made in accordance with the terms of the Operating Agreement and shall be effective at the time such notice would have been effective if it had been given pursuant to the terms of the Operating Agreement.


       [Balance of Page Intentionally Left Blank; Signature Page Follows]

         The undersigned has executed this Securities Purchase Agreement on the 31st day of October, 2005.


                                        WQN, Inc.

                                        By:  _________________________________
                                        Name: ________________________________
                                        Title: _______________________________


Accepted on October 31, 2005.


Park Ave. Assoc. LLC


By:   _________________________________
Name:  ________________________________
Title: ________________________________